ForgeRock Announces First Quarter 2023 Financial Results

•ARR was $238 million for Q1 2023, growing 23% year-over-year
•Total revenue was $63.1 million in Q1 2023, growing 31% year-over-year
•Subscription SaaS, support & maintenance revenue was $34.1 million Q1 2023, growing 30% year-over-year

SAN FRANCISCO – May 8, 2023 – ForgeRock, Inc. (NYSE: FORG), a global leader in digital identity, today announced financial results for its first quarter ended March 31, 2023.

“We ended Q1 with $238 million of ARR, representing another solid quarter of growth for ForgeRock,” said Fran Rosch, CEO of ForgeRock. “Adoption of the ForgeRock Identity Cloud continued to be strong, with these new SaaS customers representing the majority of our new ARR and new logos in the quarter. The introduction of Enterprise Connect Passwordless is another major step forward in enabling our customers to deliver digital experiences that simply and safely help people access the connected world. ForgeRock's unique platform offers a full spectrum of passwordless capabilities designed for all users, including workforce, consumer, and partners.”

“Our revenue grew 31% year-over-year in Q1 and our gross margin continues to be robust and consistent at 81% on a GAAP basis and 83% on a non-GAAP basis,” said John Fernandez, CFO of ForgeRock. “We remain laser focused on balancing innovation and new business growth with cost management and profitability. Our GAAP operating margin was (40)% in Q1 and includes the impact of acquisition-related costs, and (32)% in Q1 of the prior year. Our non-GAAP operating margin in Q1 of (13)% was a significant improvement over the (19)% we experienced in Q1 of the prior year.”

First Quarter 2023 Financial Highlights:
•ARR: Annualized Recurring Revenue was $238 million, an increase of 23% year-over-year.
•Revenue: Total revenue was $63.1 million, an increase of 31% year-over-year.
•Operating Loss: GAAP operating loss was $25.1 million, or 40% of total revenue, compared to $15.6 million, or 32% of total revenue, in the first quarter of 2022. Non-GAAP operating loss was $8.0 million, or 13% of total revenue, compared to $9.2 million, or 19% of total revenue, in the first quarter of 2022.
•Net Loss: GAAP net loss was $25.4 million, compared to $16.5 million in the first quarter of 2022. GAAP net loss per share was $0.29, compared to $0.20 in the first quarter of 2022. Non-GAAP net loss was $8.2 million, compared to $9.9 million in the first quarter of 2022. Non-GAAP net loss per share was $0.09, compared to $0.12 in the first quarter of 2022.
•Cash Flow: Net cash used in operations was $4.3 million, compared to $4.5 million in the first quarter of 2022. Free cash flow was $(4.6) million, or (7)% of total revenue, compared to $(5.0) million, or (10)% of total revenue, in the first quarter of 2022.
•Cash, cash equivalents and short-term investments were $335.7 million as of March 31, 2023.
ForgeRock uses certain non-GAAP financial measures, which are described further below and reconciled to the most comparable GAAP financial measure after the presentation of our GAAP financial statements.

Transaction with Thoma Bravo
As previously reported, the U.S. Department of Justice (the “DOJ”) has issued a Second Request in connection with its review of the proposed acquisition of ForgeRock by Thoma Bravo pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”). In February 2023, ForgeRock and entities affiliated with Thoma Bravo entered into an agreement (the “Timing Agreement”) with the DOJ in connection with the proposed acquisition and the Second Request. Under the Timing Agreement, ForgeRock and Thoma Bravo agreed that they will certify compliance with the Second Request no earlier than May 1, 2023, and will not consummate the proposed acquisition less than 75 days after compliance with the Second Request. The Timing Agreement does not prevent ForgeRock and Thoma Bravo from consummating the proposed acquisition sooner if the DOJ closes its investigation of the proposed acquisition before that date. The expiration or termination of the waiting period applicable to the proposed acquisition pursuant to the HSR Act (and the absence of any agreement with any governmental authority not to consummate the proposed acquisition) is the only remaining approval or regulatory condition required to consummate the closing of the proposed acquisition.
Due to the Company's pending acquisition by Thoma Bravo that was announced on October 11, 2022, there will not be a conference call or live webcast to discuss these financial results. In addition, the Company has suspended its financial guidance as a result of the pending transaction.

Non-GAAP Financial Measures and Key Metrics:
Besides financial results prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), ForgeRock believes that evaluating its ongoing operating results may be difficult if limited to reviewing only GAAP financial measures. Accordingly, ForgeRock uses non-GAAP financial measures to evaluate its operations. We use non-GAAP financial measures to understand and evaluate our core operating performance and trends, to prepare our annual budget, to monitor and assess our liquidity, and to develop short-term and long-term operating plans. We believe that the non-GAAP financial measures we review are each a useful measure to us and to our investors because they provide consistency and comparability with our past performance and between periods, as these metrics generally eliminate the effects of the variability of certain charges and expenses that may not reflect our overall operating performance and liquidity. We believe that non-GAAP financial measures, when taken collectively with GAAP financial information, can be helpful to us and to investors because it provides consistency and comparability with past performance and assists in comparisons with other companies, some of which use similar non-GAAP financial information to supplement their GAAP results.
ForgeRock presents non-GAAP gross profit, non-GAAP gross margin, non-GAAP research and development, non-GAAP sales and marketing, non-GAAP general and administrative, non-GAAP operating loss, non-GAAP operating margin and non-GAAP net loss per share, all of which exclude acquisition-related costs, stock-based compensation expense, and certain of which exclude the tax effect on the provision for (benefit from) income taxes related to such excluded items. ForgeRock excludes acquisition-related costs because they are unrelated to our current operations and are neither comparable to the prior period nor indicative of future results. We also exclude stock-based compensation expense as it can vary significantly from period to period based on share price and the timing, size and nature of equity awards. As such, ForgeRock and many investors and analysts exclude stock-based compensation expense to better evaluate its operating performance and cash spending levels relative to its industry sector and competitors.

ForgeRock presents adjusted EBITDA, which is also a non-GAAP financial measure. We define adjusted EBITDA as GAAP operating loss, adjusted for depreciation, acquisition-related costs and stock-based compensation expense. ForgeRock excludes certain items that it believes are not good indicators of ForgeRock’s current or future operating performance. These items are depreciation, acquisition-related costs and stock-based compensation. ForgeRock excludes depreciation given its standard exclusion in EBITDA and adjusted EBITDA results. In addition, the frequency and amount of such charges can vary significantly based on the size and timing of the transactions.
ForgeRock also presents free cash flow, which is a non-GAAP financial measure. We define free cash flow as net cash used in operating activities less cash used for purchases of property and equipment. ForgeRock provides free cash flow as it is a commonly used non-GAAP financial measure to indicate the amount of cash needed to fund its operations and capital expenditures.
The non-GAAP financial information is presented for supplemental informational purposes only and should not be considered a substitute for financial information presented in accordance with GAAP and may be different from similarly-titled non-GAAP measures used by other companies. The principal limitation of these non-GAAP financial measures is that they exclude expenses that are required by GAAP to be recorded in our consolidated financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by our management about which expenses are excluded or included in determining these non-GAAP financial measures. A reconciliation is provided below for each non-GAAP financial measure to the most directly comparable financial measure stated in accordance with GAAP. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures.
ForgeRock also uses the key metric Annualized Recurring Revenue (“ARR”), to evaluate its operations. We believe that ARR is a key metric because it is driven by our ability to acquire new customers and to maintain and expand our relationship with existing customers. We define ARR as the annualized value of all contractual subscription agreements as of the end of the period. To the extent that we are negotiating a renewal with a customer after the expiration of the subscription, we continue to include that revenue in ARR if we are actively in discussion with such an organization for a new subscription or renewal, or until such organization notifies us that it is not renewing its subscription. We perform this calculation on an individual customer basis by dividing the total dollar amount of the customer’s contract by the total contract term stated in months and multiplying this amount by 12 to annualize. Calculated ARR for each individual customer is then aggregated to arrive at total ARR.

ARR does not have a standardized meaning and therefore may not be comparable to similarly titled measures presented by other companies. ARR should be viewed independently of revenue, deferred revenue and remaining performance obligations computed and/or disclosed in accordance with GAAP and is not intended to be combined with or to replace any of those items. Specifically, ARR, as calculated under the definition herein, has the effect of normalizing the impact of revenue recognition for term-based subscription license agreements. ARR is calculated based upon annualized contract value and not actual GAAP revenue. Under ASC 606, for term-based subscription license agreements, we recognize approximately half of the total contract value upfront as license revenue, with the remainder attributable to maintenance and support that is recognized ratably over the license term. Annualizing actual GAAP revenue for any particular period could result in a meaningful difference from our ARR calculation, particularly when we are experiencing increases or decreases in the mix of multi-year term licenses. ARR is not a forecast and the active contracts at the date used in calculating ARR may or may not be extended by our customers.

Forward-Looking Statements:
This press release contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements generally relate to future events or ForgeRock’s future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as "may," "will," "should," "expects," "plans," "anticipates,” “going to,” "could," "intends," "target," "projects," "contemplates," "believes," "estimates," "predicts," "potential," "continue" or the negative of these words or other similar terms or expressions that concern ForgeRock’s expectations, strategy, priorities, plans or intentions. Forward-looking statements in this release include, but are not limited to the quotations of management, statements regarding the proposed acquisition by entities affiliated with Thoma Bravo, our strategy, products, including new offerings and the capabilities of our platform, and financial condition. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond our control. Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to the pendency of the proposed acquisition by entities affiliated with Thoma Bravo or the failure to complete such transaction, our ability to attract new customers and retain and sell additional functionality and services to our existing customers, our ability to sustain and manage our growth, our ability to successfully add new features and functionality to our platform, our ability to compete effectively in an increasingly competitive market, and general market, political, economic, and business conditions, and other risks detailed in our filings with the Securities and Exchange Commission ("SEC"), including our Annual Report on Form 10-K filed with the SEC on March 1, 2023 and in our Quarterly Report on Form 10-Q that will be filed with the SEC on or about May 9, 2023.
Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent our views as of the date of this press release. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release. We anticipate that subsequent events and developments could cause our views to change. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
About ForgeRock
ForgeRock®, a global leader in digital identity, delivers modern identity and access management solutions for consumers, employees and things to simply and safely access the connected world. Using ForgeRock, more than 1,300 organizations around the world orchestrate, manage, and secure the complete lifecycle of identities from dynamic access controls, governance, APIs, and storing authoritative data – consumable in cloud or hybrid environments.
Investor Relations:
investors@forgerock.com
Media Contacts:
Kristen Batch, ForgeRock
kristen.batch@forgerock.com

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(In thousands, except per share amounts)

	Three months ended March 31,
	2023	2022
Revenue:
Subscription term licenses	$25,557	$19,659
Subscription SaaS, support & maintenance	34,101	26,185
Perpetual licenses	65	86
Total subscriptions and perpetual licenses	59,723	45,930
Professional services	3,420	2,163
Total revenue	63,143	48,093
Cost of revenue(1):
Subscriptions and perpetual licenses	8,322	5,853
Professional services	3,478	2,850
Total cost of revenue	11,800	8,703
Gross profit	51,343	39,390
Operating expenses(1):
Research and development	17,203	14,479
Sales and marketing	36,451	26,978
General and administrative	15,868	13,545
Acquisition-related costs	6,947	—
Total operating expenses	76,469	55,002
Operating loss	(25,126)	(15,612)
Foreign currency gain (loss)	(542)	435
Interest expense	(1,135)	(899)
Other income, net	1,836	68
Interest and other income (expense), net	159	(396)
Loss before income taxes	(24,967)	(16,008)
Provision for income taxes	469	462
Net loss	$(25,436)	$(16,470)
Net loss per share attributable to common stockholders:
Basic and diluted	$(0.29)	$(0.20)
Weighted-average shares used in computing net loss per share attributable to common stockholders:
Basic and diluted	87,463	83,766

(1) Includes stock-based compensation as follows (in thousands):
	Three months ended March 31,
	2023	2022

Cost of revenue	$1,005	$517
Research and development	2,010	1,400
Sales and marketing	3,940	2,258
General and administrative	3,228	2,285
Total stock-based compensation expense	$10,183	$6,460

CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(In thousands, except par value)

	March 31, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$143,971	$128,803
Short-term investments	191,743	207,248
Accounts receivable, net of allowance for credit losses of $664 and $444, respectively	47,097	71,439
Contract assets	27,203	25,117
Deferred commissions	9,480	9,936
Prepaid expenses and other assets	15,891	14,810
Total current assets	435,385	457,353
Deferred commissions	20,740	20,379
Property and equipment, net	2,922	2,850
Operating lease right-of-use assets	9,816	10,190
Contract and other assets	3,784	3,408
Total assets	$472,647	$494,180
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$8,564	$4,587
Accrued compensation	15,735	24,836
Accrued expenses	8,649	9,475
Current portion of operating lease liability	1,941	1,902
Deferred revenue	78,315	82,036
Other liabilities	2,526	2,927
Total current liabilities	115,730	125,763
Long-term debt	39,643	39,611
Long-term operating lease liability	8,790	9,207
Deferred revenue	920	1,283
Other liabilities	2,585	2,150
Total liabilities	167,669	178,014
Stockholders’ equity
Common stock	88	87
Additional paid-in capital	654,600	641,983
Accumulated other comprehensive income	5,823	4,193
Accumulated deficit	(355,533)	(330,097)
Total stockholders’ equity	304,978	316,166
Total liabilities and stockholders’ equity	$472,647	$494,180

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(In thousands)

	Three months ended March 31,
	2023	2022
Operating activities:
Net loss	$(25,436)	$(16,470)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	256	280
Noncash operating lease expense	613	535
Stock-based compensation expense	10,183	6,460
Amortization of deferred commissions	3,916	3,991
Foreign currency remeasurement loss (gain)	552	(620)
Amortization of premium / discount on short-term investments	(867)	646
Other	421	102
Changes in operating assets and liabilities:
Deferred commissions	(3,822)	(4,085)
Accounts receivable	25,158	17,321
Contract and other non-current assets	(2,275)	(122)
Prepaid expenses and other current assets	(913)	(893)
Operating lease liabilities	(634)	(499)
Accounts payable	3,957	(436)
Accrued expenses and other liabilities	(10,382)	(4,640)
Deferred revenue	(5,034)	(6,040)
Net cash used in operating activities	(4,307)	(4,470)
Investing activities:
Purchases of property and equipment	(285)	(488)
Purchases of short-term investments	(18,974)	(52,994)
Maturities of short-term investments	35,763	14,452
Sales of short-term investments	579	4,836
Net cash provided by (used in) investing activities	17,083	(34,194)
Financing activities:
Proceeds from exercises of employee stock options	6,338	2,179
Payment of offering costs	—	(141)
Employee payroll taxes paid for net shares settlement of restricted stock units	(3,903)	—
Net cash provided by financing activities	2,435	2,038
Effect of exchange rates on cash and cash equivalents and restricted cash	(50)	(200)
Net increase (decrease) in cash, cash equivalents and restricted cash	15,161	(36,826)
Cash, cash equivalents and restricted cash, beginning of year	131,324	128,437
Cash, cash equivalents and restricted cash, end of period	$146,485	$91,611

Reconciliation of cash and cash equivalents and restricted cash:
Cash and cash equivalents	$143,971	$91,580
Restricted cash included in prepaids and other current assets	2,514	31
Total cash and cash equivalents and restricted cash	$146,485	$91,611

FORGEROCK, INC.
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS TO GAAP RESULTS

Non-GAAP Gross Profit and Non-GAAP Gross Margin

Gross profit is defined as GAAP revenue less cost of revenue and gross margin is GAAP gross profit as a percentage of total revenue. We define non-GAAP gross profit and non-GAAP gross margin as GAAP gross profit and GAAP gross margin adjusted to exclude stock-based compensation expense, as presented below (in thousands, except percentages):

	Three months ended March 31,
	2023	2022

Gross profit	$51,343	$39,390
Add: Stock-based compensation	1,005	517
Non-GAAP gross profit	$52,348	$39,907

Gross margin	81%	82%
Non-GAAP gross margin	83%	83%

Non-GAAP Research and Development

We define non-GAAP research and development as GAAP research and development adjusted to exclude stock-based compensation expense as presented below (in thousands):

	Three months ended March 31,
	2023	2022

Research and development	$17,203	$14,479
Less: Stock-based compensation	2,010	1,400
Non-GAAP research and development	$15,193	$13,079

Non-GAAP Sales and Marketing

We define non-GAAP sales and marketing as GAAP sales and marketing adjusted to exclude stock-based compensation expense as presented below (in thousands):

	Three months ended March 31,
	2023	2022

Sales and marketing	$36,451	$26,978
Less: Stock-based compensation	3,940	2,258
Non-GAAP sales and marketing	$32,511	$24,720

Non-GAAP General and Administrative

We define non-GAAP general and administrative as GAAP general and administrative adjusted to exclude stock-based compensation expense as presented below (in thousands):

	Three months ended March 31,
	2023	2022

General and administrative	$15,868	$13,545
Less: Stock-based compensation	3,228	2,285
Non-GAAP general and administrative	$12,640	$11,260

Non-GAAP Operating Loss and Non-GAAP Operating Margin

We define non-GAAP operating loss and non-GAAP operating margin as GAAP operating loss and GAAP operating margin adjusted to exclude stock-based compensation expense and acquisition-related costs, as presented below (in thousands, except percentages):

	Three months ended March 31,
	2023	2022

Operating loss	$(25,126)	$(15,612)
Add: Stock-based compensation	10,183	6,460
Add: Acquisition-related costs	6,947	—
Non-GAAP operating loss	$(7,996)	$(9,152)

Operating margin	(40)%	(32)%
Non-GAAP operating margin	(13)%	(19)%

Adjusted EBITDA

We define adjusted EBITDA as operating loss adjusted to exclude depreciation, stock-based compensation expense and acquisition-related costs, as presented below (in thousands):

	Three months ended March 31,
	2023	2022

Operating loss	$(25,126)	$(15,612)
Add: Depreciation	256	280
Add; Stock-based compensation	10,183	6,460
Add: Acquisition-related costs	6,947	—
Adjusted EBITDA	$(7,740)	$(8,872)

Non-GAAP Net Loss and Non-GAAP Net Loss per Share, Basic and Diluted

We define non-GAAP net loss as GAAP net loss adjusted to exclude stock-based compensation expense and acquisition-related costs, including the tax effect of stock-based compensation expense on the provision for (benefit from) income taxes as presented below (in thousands, except per share amounts):

We define non-GAAP net loss per share, basic, as non-GAAP net loss divided by GAAP weighted-average shares used to compute net loss per share, basic.

We define non-GAAP net loss per share, diluted, as non-GAAP net loss divided by GAAP weighted average shares used to compute net loss per share, basic, adjusted for the dilutive effect of employee equity awards, excluding the impact of unrecognized stock-based compensation expense, unless these adjustments are anti-dilutive.

	Three months ended March 31,
	2023	2022

Net loss	$(25,436)	$(16,470)
Add: Stock-based compensation	10,183	6,460
Add: Acquisition-related costs	6,947	—
Tax effect on the provision for income taxes	114	62
Non-GAAP net loss	$(8,192)	$(9,948)

Non-GAAP net loss per share, basic and diluted	$(0.09)	$(0.12)

Free Cash Flow

We define free cash flow as net cash provided by (used in) operating activities less cash used for purchases of property and equipment as presented below (in thousands):

	Three months ended March 31,
	2023	2022

Net cash used in operating activities	$(4,307)	$(4,470)
Purchases of property and equipment	(285)	(488)
Free cash flow	$(4,592)	$(4,958)